SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

Exhibit 10.1

FIRST AMENDMENT TO SAND STORAGE AND TRANSLOAD AGREEMENT

AGREEMENT ID: CW2238264

THIS FIRST AMENDMENT TO SAND STORAGE AND TRANSLOAD AGREEMENT ( “Amendment 1”) made as of December 17, 2018 (the “Execution Date”), by and between Solaris Logistics, LLC (“Contractor”) and Devon Energy Production Company, L.P. (“Company”).  Contractor and Company may each be referred to herein as a “Party” or collectively as “Parties”.

RECITALS

A.Whereas, Contractor and Company entered into that certain Sand Storage and Transload Agreement (the “Agreement”) dated as of July 27, 2017, pursuant to which Contractor agreed to provide certain storage and transloading services to Company; and

B.Whereas, in consideration of Company paying to Contractor a partial early termination fee (the “Partial Termination Fee”) in the amount of twenty-five million nine hunder eighty thousand dollars ($25,980,000), Contractor and Company desire to amend the Agreement in several respects, including, without limitation, reducing the Storage Facilities Minimum Volume Commitment and modifying the early termination provision of the Agreement.

The Parties agree and acknoweledge that neither party is obgliated to enter into this First Amendment and is not in breach of the Agreement as of the Execution Date.

NOW, THEREFORE, Company and Contractor agreed to amend the Agreement as provided herein.

AGREEMENT

1.DEFINITIONS.  All references in the Amendment to the “Agreement” shall be deemed references to the Agreement, as amended by this Amendment.  Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement.

2.PARTIAL TERMINATION FEE

Upon receipt of Contractor’s invoice, Company shall pay the Partial Early Termination Fee to Contractor in accordance with Section 3(D) within thirty (30) days.

3.AGREEMENT TERM.  The definition of “Initial Term” in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Initial Term shall be for a period of three (3) years following the Effective Date and shall expire on December 31, 2020 (the “Initial Term”).”  All other provisions of Section 1 shall remain unchanged.”

4. EARLY TERMINATION.

A.Company shall have the right to terminate this Agreement upon *** days prior written notice to Contractor. In the event that Company terminates pursuant to this Section 15, Company shall pay Contractor, and Contractor shall invoice Company in accordance with Section 3, *** (the “Early Termination Fee”).

Devon - Internal

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

B.Subsequent to termination of this Agreement by Company pursuant to Section 15A, Contractor shall use commercially reasonable efforts to market the Storage Facilities to other customers for customer-dedicated high-efficiency sand silo storage and accompanying transloading services to procure a replacement storage and transloading contract with a third party for the Storage Facilities (“Replacement Contract”); provided that Contractor shall not be required to accept a transload fee or other arrangement that would render the contract economically infeasible to Contractor or cause Contractor to operate at a loss.

C.If Contractor procures a Replacement Contract pursuant to Section 15B, then Contractor must provide Company with five (5) days’ written notice after the Replacement Contract is executed, and Company may be entitled to a reimbursement of the Early Termination Fee in the amount being *** (the “Reimbursement Eligible Amount”).  The Reimbursement Eligible Amount shall be paid to Company in accordance with Section 15D.  For the avoidance of doubt, any volumes transloaded at the Transload Facility under a Spot Contract or other similar arrangement shall not be considered a Replacement Contract and therefore shall not be includedin the calculation of any Reimbursement Eligible Amount.  For purposes of the Agreement, a “Spot Contract” shall be any agreement or arrangement that is less than six (6) months in contiguous duration and does not contain any volume commitments.

D.For each calendar quarter (or part thereof) from the commencement date of a Replacement Contract through the earlier of the date when the Initial Term of this Agreement was originally scheduled to end, and the end of the term of the Replacement Contract, for all amounts above the Storage Facilities Minimum Volume Commitment Contractor shall pay to Company, no later than sixty (60) days following the end of the applicable calendar quarter, a reimbursement of the Reimbursement Eligible Amount equal to ***.  Notwithstanding anything herein, the aggregate amount of reimbursement payments made by Contractor to Company pursuant to this Section 15D shall not exceed the Reimbursement Eligible Amount.”

4.OPERATIONAL COMMITMENTS.  As an inducement and consideration for Contractor to amend the Agreement as provided for in Sections 5 “Access Rights;Transloading Rights; Additional Facilities” and 6 “Exhibit 1” of this Amendment 1, Company agrees to use Solaris Oilfield Site Services Operating, LLC, an affiliate of Contractor,for Company’s well site proppant storage commitments as specified in Schedule A of the commercial terms ***.  Such rentals and commitments will be governed by the Master Service and Supply Agreement for Exploration and Production ***, including any work orders issued thereunder, between Company and Solaris Oilfield Site Services Operating, LLC.  In the event Company breaches this Section 4, the amendments in Sections 5 “Access Rights;Transloading Rights; Additional Facilities” and 6 “Exhibit 1” below shall be subject to revision at the reasonable discretion of Contractor, which does not hinder Company from fulfilling its obligations under Section 7 “Exhibit 2”.  For the avoidance of doubt, each of Company and Contractor agree that *** shall be sufficient to allow Company to fulfill its obligations under Section 7 “Exhibit 2”; however, Contractor may, in its sole discretion, agree to provide Company with more storage.

5.ACCESS RIGHTS; TRANSLOADING RIGHTS; ADDITIONAL FACILITIES.  The definition of “Storage Facilities” in Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Company-dedicated high-efficiency sand silo storage with 20,000 tons of capacity (the “Storage Facilities”).”

6.EXHIBIT 1.  Section II of EXHIBIT 1 of the Agreement relating to TRANSLOAD FACILITY RIGHTS AND LIMITS shall be amended as follows:

a.Section II(b).  Section II(b) of Exhibit 1 shall be deleted in its entirety and replaced with the following:

“After the completion of the Storage Facilities, Company will have 20,000 tons of silo storage in four individual 5,000 ton silos with a total of *** truck loading bays as well as dedicated

Devon - Internal

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

access to the Transload Facility’s truck dump pit. Additionally, Company will have access to *** railcar spots for direct-to-truck transloading, with sufficient mobile transloaders available to meet Company’s volumes.”

b.Section II(c).  Section II(c) of Exhibit 1 shall be deleted in its entirety and replaced with the following:

“If agreed to in advance by Contractor, Company may send one unit train to the Transload Facility at one time.  That unit train must depart from the Transload Facility before Company lands another unit train.  Unit train length may be up to one hundred seventy-five (175) forty five foot (45’) cars and six locomotives.”

7.EXHIBIT 2.

a.Storage Facilities Minimum Volume Commitment.  The definition of “Storage Facilities Minimum Volume Commitment” shall be amended to *** tons per calendar quarter through December 31, 2018, *** tons for the first calendar quarter of 2019 and *** tons per calendar quarter for the remaining calendar quarters.

b.Section 4. Overage Credit. Section 4 of Exhibit 2 relating to the Overage Credit shall be deleted in its entirety and replaced with the following:

“In any Overage Quarter, the following Base Fees shall apply as to any Committed Volume Overage in such Overage Quarter: (i) ***, (ii) ***, and (iii) *** (each a “Overage Credit Amount”).  For the avoidance of doubt, no volumes transloaded at the Receipt Point by a third party pursuant to Section 6 of this Exhibit 2 shall be counted towards the calculation of any Overage Quarter or Overage Credit Amount.”

c.Section 5. Transloading Fee Escalation.  Section 5 of Exhibit 2 relating to the Transloading Fee Escalation shall be deleted in its entirety and shall no longer be of any force or effect.

8.TITLE;CUSTODY.  The following shall be added to the end of Section 5.B.:

“None of the benefits of ownership of the Product are transferred to Contractor, including the right to use the Product as collateral, for sales to other parties or any other form of ownership or control.”

9.TAX MATTERS.  A new Section 7 shall be added to Exhbit 2 to read as follows:

“7.Ad Valorem Tax.

All ad valorem tax relating to the Product shall remain the responsibility of Company and shall be rendered and paid by the Company.”

10.MISCELLANEOUS

a.This Amendment is binding upon and shall inure to the benefit of the Parties hereto and their respective permitted successors and assigns.

b.Except as expressly amended hereby, all other terms and provisions of the Agreement remain unchanged and continue to be in full force and effect.  Company and Contractor each hereby ratifies and confirms the Agreement and every provision thereof, as amended by this First Amendment.  The terms of this First Amendment will control over any conflicts between it and the terms of the Agreement.

Devon - Internal

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

c.This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

d.This First Amendment shall be construed, enforced and performed in accordance with the laws of the State of Oklahoma, excluding its conflict of law principles.  Any failure of either of the parties hereto to enforce any of its rights or remedies hereunder shall not constitute a waiver of its rights to do so thereafter.  Venue for any action to enforce the terms and conditions of this Agreement shall be in the Federal Court for the U.S. District of Oklahoma or the State courts located in Oklahoma County, State of Oklahoma.

Devon - Internal

IN WITNESS WHEREOF, Contractor and Company have caused this Sand Storage And Transload Agreement to be executed by their respective representatives thereunto duly authorized.

COMPANY:

DEVON ENERGY PRODUCTION COMPANY, L.P.

By:	/s/ Michael Dionisio
Name:	Michael Dionisio
Title:	Vice President, Marketing & Supply Chain

CONTRACTOR:

SOLARIS LOGISTICS, LLC

By:	/s/ William Zartler
Name:	William Zartler
Title:	Chief Executive Officer

Devon - Internal